Surna Inc. Converts $2.76 Million of Debt

Restructured Balance Sheet Positions Company for Growth

BOULDER, Colo. –– Feb. 21, 2017 – Surna Inc. (OTCQB: SRNA) converted $2.76 million of its 10% convertible promissory notes, consisting of approximately $2.28 million in principal and $480,000 of accrued interest, into approximately 18 million shares of newly issued common stock and cash payments of less than $200,000.

As a result, since September 30, 2016, Surna has decreased its liabilities by approximately $2.22 million after obtaining a short-term loan of approximately $500,000 for working capital.

“Surna enters 2017 with great prospects,” said Surna CEO Trent Doucet. “Restructuring our convertible debt cleans up our balance sheet, substantially eliminates our indebtedness, and creates the flexibility for the company to access the capital markets on more favorable terms, if and when it is appropriate to do so. Our market is growing in magnitude as new legislation is being enacted. Our climate control products offer industry-leading innovations. And, with our debt conversion nearing completion, we are turning our focus to expanding our regional sales team to capture more opportunities to grow the business.”

As of February 2017, the company had approximately 163 million shares of common stock issued and outstanding.

Surna is filing a Current Report on Form 8-K that describes the transactions in greater detail. The company will also conduct a conference call to discuss its fourth quarter and year-end results in conjunction with the filing of its annual report on Form 10-K in late March.

About Surna

Headquartered in Boulder, Colorado, Surna Inc. (OTCQB: SRNA) develops and markets novel energy- and resource-efficient solutions, including the company’s signature water-cooled climate control platform, which meet the highly specific demands of the cannabis industry for temperature, humidity, light and process control. Surna’s solutions aim to improve the quality, control and overall yield and efficiency of controlled environment agriculture (CEA). Though its clients do, Surna neither produces nor sells cannabis. For more information, please visit (www.surna.com).

Forward Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including the uncertainties as to the timing of the transactions described above, uncertainties as to how many holders will agree to the terms of a transaction and the possibility that various closing conditions for the transactions may not be satisfied or waived. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Surna’s financial results is included in Surna’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Statement About Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high-risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

# # #

Surna Marketing

Jamie English

Marketing Manager

jamie.english@surna.com

303-993-5271

Surna Investor Relations

Kirsten Chapman / Becky Herrick

LHA Investor Relations

surna@lhai.com

(415) 433-3777